NATIONWIDE LIFE INSURANCE COMPANY

ONE NATIONWIDE PLAZA

COLUMBUS, OHIO 43215

CAP INDEX STRATEGY ENDORSEMENT

To Individual Single Purchase Payment Deferred Annuity Contract with Index-Linked Strategies

ANY AMOUNT CREDITED TO AN INDEX STRATEGY UNDER THIS INDEX STRATEGY ENDORSEMENT IS BASED ON THE PERFORMANCE OF THE INDEX FOR THE CORRESPONDING INDEX STRATEGY AND IS SUBJECT TO THE TERMS, CONDITIONS AND LIMITATIONS DESCRIBED HEREIN.

ANY INDEX STRATEGY SELECTED FOR INVESTMENT UNDER THIS INDEX STRATEGY ENDORSEMENT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENTS.

GENERAL INFORMATION REGARDING THIS ENDORSEMENT

This Index Strategy Endorsement (this “Endorsement”) is made a part of the Contract to which it is attached and is effective on the Date of Issue. To the extent any provisions contained in this Endorsement are contrary to or inconsistent with those of the Contract to which it is attached the provisions of this Endorsement will control.

Terms not defined or described in this Endorsement have the meaning given to them in the Contract.

This Endorsement and the calculations provided within are only applicable to the Index Strategies offered under this Endorsement.

DEFINITIONS

Daily Index Strategy Earnings Percentage - a percentage used to calculate Index Strategy Earnings on any day during a Strategy Term other than the Strategy Term End Date.

Index Performance - The change in an Index Value, expressed as a percentage, between the first day of a Strategy Term and a specific future day during that Strategy Term.

Index Value - On a Business Day, the closing value of the Index as provided to Nationwide by the Index provider. On a day other than a Business Day, the Index Value will be the closing value of the Index on the previous Business Day. The Index Values for the first day of the first Strategy Terms are shown on the Endorsement Specifications Pages.

Index Strategy Basis - a value used to calculate the Index Strategy Value and the Index Strategy Earnings.

Index Strategy Earnings - on the Strategy Term End Date, the Index Strategy Earnings are equal to the Term End Index Strategy Earnings Percentage multiplied by the Index Strategy Basis. On any other day during a Strategy Term, Index Strategy Earnings are equal to the Daily Index Strategy Earnings Percentage multiplied by the Index Strategy Basis. Index Strategy Earnings are represented by a dollar amount and can be positive, negative, or equal to zero.

Term End Index Strategy Earnings Percentage - a percentage used to calculate Index Strategy Earnings on the Strategy Term End Date.

Index Strategy Value - the value of an Index Strategy calculated at the end of each Business Day. The Index Strategy Value is equal to the Index Strategy’s Index Strategy Basis plus Index Strategy Earnings (which may be positive, negative, or equal to zero).

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ENDORSEMENT PROVISIONS

Index Strategies

Nationwide reserves the right to add or remove any Index Strategies under this Endorsement. Any such changes will not impact Strategy Terms already in effect and will become effective on the first day of a new Strategy Term. The Index Strategies available for election may be different for newly issued Contracts than for existing Contracts or for Contracts with different issue dates.

Crediting Factors

The Crediting Factors of each Index Strategy are:

•	an Index;

•	a Strategy Term;

•	a Buffer;

•	a Cap Rate; and

•	a Participation Rate.

Each of these Crediting Factors is described below. The Crediting Factors associated with the Index Strategies that are available for investment as of the Date of Issue are shown on the Endorsement Specifications Pages. Crediting Factors for future Index Strategies may vary.

Index

The market index, the performance of which will, in part, determine the amount of any Index Strategy Earnings applied to an Index Strategy during a given Strategy Term. The Endorsement Specifications Pages indicate the Index associated with each Index Strategy available on the Date of Issue. Different Indexes may be used for Index Strategies that are made available for investment in the future.

If the Index associated with a particular Index Strategy is discontinued or calculation of the Index is substantially changed, Nationwide may substitute a comparable index during a Strategy Term subject to applicable regulatory approval. Before a substitute index is used, Nationwide will notify Contract Owners (and any assignee) of the substitution.

Strategy Term

For an Index Strategy, the Strategy Term represents the total maturity time of the Index Strategy, expressed in years. The length of the Strategy Term of each Index Strategy available on the Date of Issue is shown on the Endorsement Specifications Pages and begins on the Date of Issue. The Strategy Term for an Index Strategy will not change for as long as Nationwide offers that Index Strategy. Strategy Terms for newly-created Index Strategies that are made available for investment after the Date of Issue will be no shorter than the Minimum Strategy Term shown on the Endorsement Specifications Pages and will be no longer than the Maximum Strategy Term also shown on the Endorsement Specifications Pages.

Buffer

The Buffer is the maximum percentage of loss that Nationwide will absorb when calculating the Term End Index Strategy Earnings Percentage for an Index Strategy. The Buffer associated with each Index Strategy available on the Date of Issue is shown on the Endorsement Specifications Pages. The Buffer for an Index Strategy will not change for as long as Nationwide offers that Index Strategy. Buffers for newly-created Index Strategies that are made available for investment after the Date of Issue will never be less than the Minimum Buffer shown on the Endorsement Specifications Pages.

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Cap Rate

The Cap Rate is the maximum positive Term End Index Strategy Earnings Percentage that may be applied for an Index Strategy on a Strategy Term End Date. Strategies offered under this Endorsement may be offered without a Cap Rate (referred to as “uncapped”). There is no maximum positive Term End Index Strategy Earnings Percentage when a Strategy is uncapped. The Endorsement Specifications Pages indicate the initial Cap Rate associated with each Index Strategy available on the Date of Issue. The initial Cap Rate shown on the Endorsement Specifications Pages for an Index Strategy is guaranteed for the first Strategy Term only. A new Cap Rate will be declared prior to, and become effective on, the beginning of each Strategy Term thereafter. Each new Cap Rate is guaranteed only for the Strategy Term for which it is declared. However, for any Index Strategy, the Cap Rate is guaranteed to never be less than the Minimum Cap Rate shown on the Endorsement Specifications Pages for the applicable Index Strategy. The Cap Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.

Participation Rate

The Participation Rate is a percentage that represents the proportion of the Index Performance used in the calculation of the Term End Index Strategy Earnings Percentage. The Endorsement Specifications Pages indicate the initial Participation Rate associated with each Index Strategy available on the Date of Issue. The initial Participation Rate shown on the Endorsement Specifications Pages for an Index Strategy is guaranteed for the first Strategy Term only. A new Participation Rate will be declared prior to, and become effective on, the beginning of each Strategy Term thereafter. New Participation Rates are guaranteed only for the Strategy Term for which they are declared. Participation Rates for Index Strategies offered under this Endorsement will always be at least 100%. The Participation Rate for a particular Strategy Term may be different for newly issued Contracts than for existing Contracts.

Index Values

If an Index Value is not provided to Nationwide by an Index provider or is otherwise unavailable on a Business Day, the Index Value will be the closing value of the Index for the previous Business Day. If an Index provider later publishes an Index Value for a Business Day when the Index Value was not provided to Nationwide or was otherwise not available, Nationwide will recalculate the impacted transactions and Contract Values according to the Index Value provided to Nationwide by the Index provider. This recalculation could result in changes to transactions and Contract Values that occurred when an Index Value was not published by an Index provider.

Index Strategy Basis

On the first day of a Strategy Term, the Index Strategy Basis of an Index Strategy equals the amount allocated to the Index Strategy.

On any day during a Strategy Term other than the Strategy Term End Date, the Index Strategy Basis is equal to the Index Strategy Basis on the first day of the Strategy Term minus any partial withdrawals (including any applicable CDSC), fees, or premium taxes that occurred during the Strategy Term.

On the Strategy Term End Date, after the Index Strategy Value is calculated, the Index Strategy Basis is reset to equal the Index Strategy Value that is calculated on that date.

Partial withdrawals, fees, and premium taxes reduce the Index Strategy Basis in the same proportion that the partial withdrawal, fee, or premium tax reduced the Index Strategy’s Index Strategy Value on the date the transaction occurs. Specifically, the reduction to an Index Strategy’s Index Strategy Basis is calculated as follows:

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Total partial withdrawal, fee, and/or premium tax deducted from Index Strategy Value on a specific date	X	Index Strategy Basis on the date of the transaction
Index Strategy Value on the date of the transaction

The Index Strategy Basis is not a cash value under the Contract and cannot be surrendered.

Index Strategy Earnings

On the Strategy Term End Date, Index Strategy Earnings equal A x B, where:

A = the Index Strategy Basis on the Strategy Term End Date

B = Term End Index Strategy Earnings Percentage

An Index Strategy’s Term End Index Strategy Earnings Percentage is calculated as follows:

•

if the Index Performance multiplied by the Participation Rate is positive and greater than or equal to the Index Strategy’s Cap Rate, the Term End Index Strategy Earnings Percentage is equal to the Cap Rate;

•

if the Index Performance multiplied by the Participation Rate is positive but less than the Index Strategy’s Cap Rate, the Term End Index Strategy Earnings Percentage is equal to the Index Performance multiplied by the Participation Rate;

•	if the Index Performance is zero or negative but within the Buffer, the Term End Index Strategy Earnings Percentage is equal to zero; and

•	if the Index Performance is negative and exceeds the Buffer, the Term End Index Strategy Earnings Percentage is equal to the Index Performance plus the Buffer.

On any Business Day other than the Strategy Term End Date, Index Strategy Earnings are calculated using the Daily Index Strategy Earnings Percentage applied to the Index Strategy Basis. The Daily Index Strategy Earnings Percentage is calculated as follows:

A - B + (t/T) x B, where:

A:

A proxy of the fair value, as of the current date, of financial instruments that represent Nationwide’s obligation to provide the Term End Index Strategy Earnings Percentage on the Strategy Term End Date

B:

A proxy of the fair value, as of the first day of the Strategy Term, of financial instruments that represent Nationwide’s obligation to provide the Term End Index Strategy Earnings Percentage on the Strategy Term End Date

t:	Time elapsed since the first day of the Strategy Term, in years

T:	Strategy Term length

The valuation of the financial instruments is based on standard methods for valuing derivatives and based on inputs from third party vendors. The methodology used to value these financial instruments is determined solely by Nationwide and may vary from other estimated valuations or the actual selling price of identical financial instruments. The Buffer, Participation Rate, and Cap Rate apply in the calculation of the Daily Index Strategy Earnings Percentage, but not to the same extent that they do when used in the calculation of the Term End Index Strategy Earnings Percentage. Instead, when calculating the Daily Index Strategy Earnings Percentage, Nationwide calculates a fair market value of the financial instruments that represent Nationwide’s obligation to provide the Buffer, Participation Rate, and Cap Rate.

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For any Business Day when a value needed to calculate the Daily Index Strategy Earnings Percentage is unavailable, Nationwide will use the unavailable value’s previous Business Day’s value to calculate the Daily Index Strategy Earnings Percentage. If a third party that provides these values later provides a value for a Business Day when the value was not provided to Nationwide or was otherwise not available, Nationwide will recalculate the impacted transactions and Contract Values according to the value provided to Nationwide. This recalculation could result in changes to transactions and Contract Values that occurred when a value was not provided by the third party provider.

Index Strategy Earnings can be positive, negative, or equal to zero.

Performance Lock

On any Business Day during a Strategy Term other than the Strategy Term End Date, the Contract Owner may transfer an Index Strategy’s Index Strategy Value to the Fixed Strategy (such request is called a “Performance Lock”). When a Performance Lock is requested, the Index Strategy Value transferred to the Fixed Strategy will be the Index Strategy Value at the end of the Business Day on which the Performance Lock request is received by Nationwide, less the Performance Lock Fee. If the Performance Lock request is received by Nationwide on a day that is not a Business Day, or after the close of a Business Day, Nationwide will use the next Business Day’s Index Strategy Value, less the Performance Lock Fee.

The Performance Lock Fee is calculated as follows:

Locked-in Index Strategy Value	X	Performance Lock Fee Rate	X	Number of years remaining in the Strategy Term (partial years are rounded up to the next full year)

The Performance Lock Fee Rate is shown on the Endorsement Specifications Pages. Nationwide reserves the right to stop assessing the Performance Lock Fee at any time.

Only the full Index Strategy Value can be locked-in. Requests to lock-in partial amounts of an Index Strategy’s Index Strategy Value will not be accepted.

If there is no Contract Value allocated to the Fixed Strategy and a Performance Lock is requested, the date the Index Strategy Value is transferred into the Fixed Strategy is considered the first day of the Fixed Strategy’s Strategy Term and the Strategy Term End Date will be the next Contract Anniversary.

If a Performance Lock is requested within 45 days prior to a Contract Anniversary, the Contract Owner will not receive notification of the available Strategies and applicable Crediting Factors 30 days prior to the Fixed Strategy’s Strategy Term End Date as stated in the Transfers section of the Contract. Instead, the following will apply:

•	If the Performance Lock is requested via Nationwide’s website or by telephone, the Contract Owner will receive the available Strategies and Crediting Factors at the time of the request; or

•	If the Performance Lock is requested by mail, the Contract Owner will need to contact Nationwide for the available Strategies and applicable Crediting Factors prior to the Strategy Term End Date.

If no election is made prior to the Fixed Strategy’s Strategy Term End Date the amount allocated to the Fixed Strategy will remain in the Fixed Strategy for the next Strategy Term.

Termination

This Endorsement terminates when the Contract to which it is attached terminates.

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Executed for Nationwide on the Date of Issue by:

Secretary	President

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CAP INDEX STRATEGY ENDORSEMENT SPECIFICATIONS PAGES

The table below lists all Strategies available under this Endorsement as of the Date of Issue and their applicable Crediting Factors. Please refer to the Contract Specifications Pages for the Strategies you elected.

Available Strategies and Crediting Factors as of the Date of Issue

Index Strategy	Index	Index Value on Date of Issue	Strategy Term (years)	Buffer	Cap Rate for First Strategy Term	Participation Rate for First Strategy Term
S&P 500 6 YEAR TERM WITH CAP AND 20% BUFFER	S&P 500	####.####	6	20%	##%	###%

Crediting Factor Guarantees Applicable to all Index Strategies under this Endorsement

Minimum Strategy Term (Years):	1
Maximum Strategy Term (Years):	6
Minimum Buffer:	5%
Minimum Cap Rate:	0.05%
Performance Lock Fee Rate:	0.10%

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Index Disclosures

MSCI EAFE

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY NATIONWIDE. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Nasdaq-100 Index®

The Product is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product. The Corporations make no

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representation or warranty, express or implied to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. The Corporations’ only relationship to Nationwide Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, Nasdaq-100®, NDX® and certain trade names of the Corporations and the use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product. Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product into consideration in determining, composing or calculating the Nasdaq-100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Russell 2000 Index®

The Product has been developed solely by Nationwide Life Insurance Company. The Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000 Index® (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell®” and “Russell 2000®” are a trade mark(s) of the relevant LSE Group company and is/are used by any other LSE Group company under license.

The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by Nationwide Life Insurance Company.

S&P 400® Index

The “S&P 400® Index” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Nationwide Life Insurance Company (“Nationwide”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. It is not possible to invest directly in an index. The Nationwide Defender Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Nationwide Defender Annuity or any member of the public regarding the advisability of investing in securities generally or in the Nationwide Defender Annuity particularly or the ability of the S&P 400 to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 400 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its

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licensors. The S&P 400 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Nationwide Defender Annuity. S&P Dow Jones Indices have no obligation to take the needs of Nationwide or the owners of the Nationwide Defender Annuity into consideration in determining, composing or calculating the S&P 400. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Nationwide Defender Annuity or the timing of the issuance or sale of the Nationwide Defender Annuity or in the determination or calculation of the equation by which the Nationwide Defender Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Nationwide Defender Annuity. There is no assurance that investment products based on the S&P 400 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 400 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE NATIONWIDE DEFENDER ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 400 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

S&P 500® Index

The “S&P 500® Index” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Nationwide Life Insurance Company (“Nationwide”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. It is not possible to invest directly in an index. The Nationwide Defender Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Nationwide Defender Annuity or any member of the public regarding the advisability of investing in securities generally or in the Nationwide Defender Annuity particularly or the ability of the S&P 500 to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Nationwide with respect to the S&P 500 is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 is determined, composed and calculated by S&P Dow Jones Indices without regard to Nationwide or the Nationwide Defender Annuity. S&P Dow Jones Indices have no obligation to take the needs of

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Nationwide or the owners of the Nationwide Defender Annuity into consideration in determining, composing or calculating the S&P 500. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Nationwide Defender Annuity or the timing of the issuance or sale of the Nationwide Defender Annuity or in the determination or calculation of the equation by which the Nationwide Defender Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Nationwide Defender Annuity. There is no assurance that investment products based on the S&P 500 will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY NATIONWIDE, OWNERS OF THE NATIONWIDE DEFENDER ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND NATIONWIDE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

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